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                                                                      EXHIBIT 11

                    EVANS & SUTHERLAND COMPUTER CORPORATION
                        EARNINGS PER SHARE CALCULATION
                                   Unaudited
                    (In thousands except per share amounts)

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                                                                  Three Months Ended                    Six Months Ended
                                                           ---------------------------------    ---------------------------------
                                                              June 27,          June 28,           June 27,          June 28,
                                                                1997              1996               1997              1996
                                                           ---------------   ---------------    ---------------   ---------------
Net earnings applicable to common stock                         $   1,975         $   1,493          $   3,386         $   2,250
                                                           ===============   ===============    ===============   ===============


Primary shares outstanding:

   Weighted average number of
    common shares outstanding                                       9,017             8,954              9,042             8,848

   Common equivalent shares outstanding                               377               374                372               332
                                                           ---------------   ---------------    ---------------   ---------------

   Weighted average common and
    common equivalent shares outstanding                            9,394             9,328              9,414             9,180
                                                           ===============   ===============    ===============   ===============


Fully diluted shares outstanding:

   Weighted average number of
    common shares outstanding                                       9,017             8,954              9,042             8,848

   Common equivalent shares outstanding                               484               376                484               376
                                                           ---------------   ---------------    ---------------   ---------------

   Weighted average common and
    common equivalent shares outstanding                            9,501             9,330              9,526             9,224
                                                           ===============   ===============    ===============   ===============


Primary net earnings per common and
 common equivalent share outstanding                            $    0.21        $     0.16         $     0.36        $     0.25
                                                           ===============   ===============    ===============   ===============

Fully diluted net earnings per common and
 common equivalent share outstanding                            $    0.21        $     0.16         $     0.36        $     0.24
                                                           ===============   ===============    ===============   ===============
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